United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock $0.01 par value	ETH	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure

In advance of investor meetings, Ethan Allen Interiors Inc. (the “Company”) provided several updates on its current business trends.

The Company’s Retail segment written orders have continued to accelerate during the period with its written orders reflecting a 10% increase for the two-month quarter-to-date period ending August 31, 2020, including a 26% increase in written orders in the month of August. These numbers also reflect significant growth from its e-commerce business.

The Company expects its Wholesale segment orders, while benefitting from the strong retail growth, will be negatively impacted by the timing of GSA and other government orders due to COVID-19 pandemic related disruptions that are delaying issuance of new orders. The delayed orders are expected to be issued in the coming months.

Wholesale segment orders from the Company’s U.S. independent retailers have trended strong during the period, while orders from its international independent retailers have trended negative due to COVID-19 related economic disruptions in many of the international markets.

Ethan Allen produces about 75% of what it sells in its own North American manufacturing plants. Production levels throughout its manufacturing have increased steadily during the quarter and are returning back to pre-COVID-19 pandemic levels. The Company believes this increase in production will reduce the high undelivered order backlogs and reduce delivery lead-times in the near term.

The Company expects to report its fiscal 2021 first quarter results in late October and will update the investment community with more details on its quarterly results at that time.

Forward-Looking Information. Certain statements in this announcement contain forward-looking statements, which represent management's beliefs concerning future events based on information currently available to the Company. These statements provide information that is intended to be considered in the context of information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time. These forward-looking statements speak only as of the date of this announcement. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Other than as required by law, the Company undertakes no obligation to update or revise the information contained in this report.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: September 15, 2020	By:	/s/ Corey Whitely
Corey Whitely Executive Vice President, Administration Chief Financial Officer and Treasurer